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                                                                   Exhibit 10.12



                             DRESSER-RAND GROUP INC.

                              AMENDED AND RESTATED
                              STOCKHOLDER AGREEMENT


      This Amended and Restated Stockholder Agreement (this "Agreement") is made and entered into as of July 15, 2005, by and among Dresser-Rand Group Inc., a Delaware corporation (the "Company"), D-R Interholding, LLC, a Delaware limited liability company, Dresser-Rand Holdings, LLC (formerly known as First Reserve Acquisitions LLC), a Delaware limited liability company ("First Reserve"), any other stockholder who may from time to time be made party to this Agreement pursuant to Section 7.10 and designated an "Investor" by the Company (any such stockholders, together with First Reserve, the "Investors"), and any employees or consultants of the Company who are or hereafter may from time to time be made party to this Agreement pursuant to Section 7.10 and designated as a "Management Stockholder" by the Company (the "Management Stockholders"). The Management Stockholders and the Investors are collectively referred to as the "Stockholders".


                                 R E C I T A L S

      WHEREAS, the Company and its stockholders entered into a Stockholders Agreement dated as of October 4, 2004 (the "Original Stockholders Agreement"), and, in contemplation of the consummation of the Company's initial public offering, the Stockholders wish to set forth certain understandings regarding the relationship among the Company and the Stockholders and amend and restate the Original Stockholders Agreement effective as of the consummation of such initial public offering.

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Stockholders Agreement as follows:

1.    MANAGEMENT RIGHTS.


      1.1   Election of Directors.


            (a) On the date of the consummation of the Company's initial public offering, the Board of Directors of the Company (the "Board") shall be comprised of six directors who shall be natural persons (each, a "Director"). The Board may adjust from time to time by resolution the number of Directors comprising the Board, including any expansion necessary to include such additional "independent" Directors as may be required by the rules of an exchange on which the shares of the Company's capital stock are traded, or as otherwise required by federal or state securities laws.

            (b) For so long as First Reserve or an FRC Affiliate (as defined in Section 1.3(a)(v)) directly or indirectly owns at least 5% of the outstanding shares of the
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Company's capital stock (the "Common Stock"), (i) First Reserve (or the applicable FRC Affiliate) shall be entitled to nominate each of the individuals to serve on the Board (other than any "independent" Directors), and each Stockholder agrees to vote all shares of Common Stock held by such Stockholder in favor of such nominee(s) being elected to the Board and (ii) each "independent" Director nominated by the Board shall be reasonably acceptable to First Reserve (or the applicable FRC Affiliate).

      1.2 Restricted Actions. Notwithstanding anything in this Agreement to the contrary, for so long as First Reserve or an FRC Affiliate directly or indirectly owns at least 20% of the outstanding shares of Common Stock, the Company shall not, directly or indirectly, and shall cause each of its "significant subsidiaries", as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a "Material Subsidiary"), not to, directly or indirectly, take any of the following actions (each a "Restricted Action") unless, in addition to any other vote or consent of the Board or the stockholders of the Company required by law or the Certificate of Incorporation or Bylaws of the Company that may be required to effect such Restricted Action, a majority of the Board shall have approved such Restricted Action (which for this purpose shall require approval by at least one of the Directors nominated by First Reserve who is also an officer of First Reserve Corporation). A "Restricted Action" shall mean any of the following events:

            (a) any acquisition or sale of assets (other than acquisitions or sales of inventory in the ordinary course of business) involving expenditures, proceeds, or assumption of debt in excess of one percent of sales during any twelve (12)-month period (aggregating any such transactions on a rolling basis during such period), or acquisition of another business (either by merger, combination or asset or equity purchase) or any equity of another entity;

            (b) any merger, consolidation, sale of all or substantially all of the assets, liquidation (partial or complete, or dissolution of the Company or a Material Subsidiary;

            (c) any declaration of dividends;

            (d) the issuance of additional Common Stock or any other equity interest in the Company or any Material Subsidiary or the issuance of any right to acquire any other equity interest in (or instrument convertible into equity interests in) the Company or any Material Subsidiary, other than pursuant to a stock option plan or stock option agreement approved by the Company's Board; and

            (e) any amendment to the Certificate of Incorporation or comparable organizational documents of any Material Subsidiary.

      1.3 Fiduciary Duties. For purposes of clarification, each Stockholder and Optionholder (as defined in Section 7.10) agrees that, without limiting the fiduciary duties of members of the Board appointed by First Reserve to act in the best interests of the Company, First Reserve shall have no implied or express duty to the Company or to any other Stockholder or Optionholder with respect to its decision to approve or not

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approve any Restricted Action as a result of this Agreement, and may act in its role as a stockholder accordingly. Each Stockholder and Optionholder further acknowledges that the scope of the duty of loyalty imposed under the Delaware General Corporation Law on First Reserve and its designees shall be defined and limited as follows:

            (a) Certain Potential Conflicts. Each Stockholder and Optionholder acknowledges that:

                  (i) Any FRC Affiliate (as defined below) may engage in material business transactions with the Company;

                  (ii) directors, officers, and/or employees of any FRC Affiliate may serve as directors, officers, and/or employees of the Company or its subsidiaries;

                  (iii) one or more FRC Affiliates may now or in the future engage in the same or similar lines of business or other business activities as those in which the Company or its subsidiaries may engage; and

                  (iv) one or more FRC Affiliates may exercise a controlling influence over certain of the business, policy and strategic decisions of the Company and its subsidiaries.

                  (v) For purposes of this Agreement,


                        (A) the term "FRC Affiliate" means each of First
                  Reserve; First Reserve Corporation ("FRC"); First Reserve Fund IX, L.P.; First Reserve Fund X, L.P.; any other investment funds managed or advised, directly or indirectly, by FRC (including funds formed after the date hereof), and any subsidiaries, affiliates, or direct or indirect general partners of any of the foregoing entities.

                        (B) the term "affiliate" means with respect to any
                  person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of the foregoing definition, the term "controls" "is controlled by" or "is under common control with" means the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

            (b) Limitation of Liability. To the fullest extent permitted by law, neither any FRC Affiliate nor any director, officer or employee of any FRC Affiliate who may serve as an officer, director and/or employee of the Company and/or its subsidiaries shall be liable to the Company or its subsidiaries:


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                  (i) by reason of any business decision or transaction
      undertaken by any FRC Affiliate which may be adverse to the interests of the Company or its subsidiaries;

                  (ii) by reason of any activity undertaken by any FRC Affiliate or by any other person in which any FRC Affiliate may have an investment or other financial interest which is in competition with the Company or its subsidiaries; or

                  (iii) without limiting the effect of Section 144 of the Delaware General Corporation Law, by reason of any transaction with any FRC Affiliate, or any transaction in which any FRC Affiliate shall have a financial interest, unless the party seeking to assert such liability shall bear the burden of proving, by clear and convincing evidence, that such transaction was not fair to the Company at the time it was authorized by the Board or a committee thereof; and

            (c) Competing Activities. Except as otherwise expressly provided in a written agreement between the Company and any FRC Affiliate:

                  (i) any FRC Affiliate and its officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company's business. Without limiting the foregoing, the Stockholders acknowledge that FRC Affiliates (including First Reserve) may from time to time compete, directly or indirectly, with the Company, and that any such FRC Affiliate may in its sole discretion pursue such competing business without disclosure of such competition to the Company);

                  (ii) none of the Company, any subsidiary of the Company nor any other stockholder of the Company shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom; and

                  (iii) to the extent required by applicable law in order to effectuate the purpose of this provision, the Company shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.

            (d) Corporate Opportunities.

                  (i) A "Company Opportunity" shall mean an investment or business opportunity or prospective economic advantage in which the Company or its subsidiaries or any Investor or Management Stockholder could, but for the provisions of this Agreement, have an interest or expectancy. Except as set forth below in Section 1.3(d)(ii), (A) if any FRC Affiliate or any of its officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries acquires knowledge of, or an interest or an expectancy in, a Company Opportunity, none of the Company, its subsidiaries, nor any Investor or Management

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      Stockholder shall have any interest or expectancy, and the Company, each
      Investor and each Management Stockholder hereby renounces any interest or expectancy in such Company Opportunity; and (B) no such FRC Affiliate nor any of its officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries shall (1) have a duty to communicate or present such a Company Opportunity to the Company or its subsidiaries or (2) be deemed to have breached any fiduciary duty as a stockholder, director, or officer of the Company or otherwise by pursuing or acquiring such Company Opportunity for itself or not communicating information regarding such Company Opportunity to the Company.

                  (ii) Notwithstanding the provisions of clause 1.3(d)(i)(A), the Company does not renounce any interest or expectancy it may have in any Company Opportunity that is or was (A) offered to any person who is both (1) an officer or director of any FRC Affiliate and (2) an officer, director or employee of the Company, if such opportunity is expressly offered to such person in his or her capacity as an officer or employee of the Company; or (B) first identified by any FRC Affiliate solely through the disclosure of information made by or on behalf of the Company.

                  (iii) Neither the alteration, amendment or repeal of this
      Section 1.3 nor the adoption of any provision or amendment of the Certificate of Incorporation of the Company inconsistent with this Section
      1.3 shall eliminate or reduce the effect of this Section 1.3 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1.3, would accrue or arise prior to such alteration, amendment, repeal or adoption.

2.    REGISTRATION RIGHTS.


      2.1 Definitions. For purposes of this Section 2:


            (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

            (b) Registrable Securities. The term "Registrable Securities" means all shares of Common Stock now beneficially owned or hereinafter acquired by a Stockholder, and any equity of the Company or other entity acquired in exchange for shares of Common Stock. Notwithstanding the foregoing, "Registrable Securities" shall exclude (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, including any Registrable Securities sold by a Stockholder in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise and (ii) following an initial public offering of the Common Stock, any shares of Common Stock held by a Management Stockholder unless such Management Stockholder is an Affiliate of the Company and the Board determines in good faith that

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the Common Stock held by such Management Stockholder would be subject to restrictions on resale.

            (c) Holder. For purposes of this Section 2, the term "Holder" means any Stockholder owning of record Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this
Section 2 have been duly assigned in accordance with this Agreement.

            (d) SEC. The term "SEC" means the U.S. Securities and Exchange Commission.

      2.2   Demand Registration.

            (a) Request by First Reserve. If the Company shall receive a written request from First Reserve that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2 (a "Demand Notice"), then the Company shall, within ten (10) business days of the receipt of a Demand Notice, give written notice of such request ("Request Notice") to all Holders and, in addition to complying with its obligations under Section 2.3, shall use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that First Reserve requests to be registered in the Demand Notice, subject only to the limitations of this Section 2.2 and the rights of other Holders pursuant to Section 2.3. Notwithstanding the prior sentence, the Company shall not be obligated to effect any such registration if the Company has, within the three (3) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to (i) this Section 2.2, or (ii) Section 2.3 in which First Reserve participated, other than a registration from which all or a portion of the Registrable Securities of First Reserve were excluded pursuant to the provisions of Section 2.3(b).

            (b) Underwriting. If First Reserve intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his Registrable Securities in such registration pursuant to the rights set forth in Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by First Reserve and such Holder) as provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by First Reserve. Notwithstanding any other provision of this Section 2.2 or
Section 2.3, if the Board, after having consulted with the managing underwriter(s), determines in good faith that the Company should impose a limitation of the number of securities to be underwritten, the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the Company may exclude shares of the Registrable Securities as necessary from the registration and the underwriting, with the number of shares to be included in the registration and the underwriting allocated in the following

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manner: first to First Reserve; second to the Company; and third to each of the other Holders requesting inclusion of their Registrable Securities in such registration statement pursuant to Section 2.3, and among such other Holders on a pro rata basis based on the total number of Registrable Securities then held by each such other Holder. No other Registrable Securities may be included in the Registration Statement (other than by the Company or by the Holders pursuant to Section 2.3) without First Reserve's consent. If, as a result of any reduction or limitation at the request of an underwriter, a registration effected pursuant to this Section 2.2 does not include at least 80% of the Registrable Securities that First Reserve requested to be registered in the Demand Notice, such registration shall not constitute a demand for purposes of
Section 2.2(d). For any Holder that is a partnership, the Holder and the partners and retired partners (if any) of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such "Holder, " as defined in this sentence.

            (c) Shelf Registration. If the Company is eligible to register the resale of Registrable Securities by Holders on Form S-3, then any registration under Section 2.2(a) shall, if requested in the Demand Notice, be effected on Form S-3 pursuant to Rule 415 under the Act (or its successor) on a continuous basis for the period requested (a " Shelf Registration"). If such a Shelf Registration is requested in the Demand Notice (such Shelf Registration, a "Holder Shelf Registration"):

                  (i) the Company shall be entitled to require that a Holder or Holders refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Holder Shelf Registration (a "Distribution Suspension"), if the Board reasonably determines that such public sales or distributions would interfere in any material respect with any transaction involving the Company that the Board reasonably determines to be material to the Company; provided, however, that in no event shall any one or more Distribution Suspension(s) be in effect for more than a total of ninety (90) days in any twelve month period. The Board shall, as promptly as practicable, give the Holders written notice of any Distribution Suspension. If the Board institutes a Distribution Suspension, the Company shall be required to lift that Distribution Suspension as soon as reasonably practicable after the Board determines public sales or distributions by Holders shall not interfere with any such transaction (and, in all events, on or before the 90 day limit set forth above).

                  (ii) The Form S-3 shall provide that First Reserve and the other Holders participating in the Shelf Registration (collectively, the "Shelf Holders"), may from time to time distribute some or all of the Registrable Securities included in that Shelf Registration (the "Shelf Securities") by means of an underwritten offering (a "Shelf Underwriting"). The Company may not participate in any such Shelf Underwriting without the prior consent of First Reserve in its sole discretion. Only First Reserve shall have the right to initiate a Shelf Underwriting

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      with respect to Shelf Securities included in a Holder Shelf Registration, and each such Shelf Underwriting shall be governed by the terms of this
      Section 2.2 but shall not constitute an additional demand for purposes of
      Section 2.2(d).

                  (iii) First Reserve shall provide the Company with written notice (a "Shelf Underwriting Request") if it wishes to distribute Shelf Securities pursuant to a Shelf Underwriting. Each Shelf Underwriting Request shall indicate the proposed timing and number of Shelf Securities to be sold by First Reserve pursuant to the Shelf Underwriting, and shall also include First Reserve's good faith judgment as to whether, given the proposed timing of the Shelf Underwriting, it would be reasonably practicable for the other Shelf Holders to participate in such Shelf Underwriting. The requirements of this Section 2.2(c)(iii) shall not apply to any Shelf Underwriting in which, in First Reserve's good faith judgment, it would not be reasonably practicable for the other Shelf Holders to participate given the proposed timing of that Shelf Underwriting (each such Shelf Underwriting, an "Overnight Deal"). No other Shelf Holder shall have a right to participate with First Reserve in any Overnight Deal. First Reserve shall inform each other Holder of any Overnight Deal promptly after its consummation.

                  (iv) Within two business days of receiving a Shelf Underwriting Request for a Shelf Underwriting that is not an Overnight Deal, the Company shall give written notice (a "Shelf Notice") of such Shelf Underwriting Request to all other Shelf Holders. Each Shelf Holder desiring to include all or any part of the Shelf Securities held by such Shelf Holder in any such Shelf Underwriting shall within two business days after receipt of the Shelf Notice so notify in writing the Company and First Reserve, and in such notice shall inform the Company and First Reserve of the number of Shelf Securities such Shelf Holder (each, along with First Reserve, a "Participating Holder") wishes to include in such Shelf Underwriting.

                  (v) The Company and all Participating Holders shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such Shelf Underwriting by First Reserve. If the Board, after having consulted with the managing underwriter(s), determines in good faith that the Company should impose a limitation of the number of securities proposed to be included in the Shelf Underwriting, the Company shall so advise all Participating Holders, and the Company may exclude shares of the Shelf Securities as necessary from the Shelf Underwriting, with the number of shares to be included in the Shelf Underwriting allocated in the following manner: first to First Reserve; and second to each of the other Participating Holders requesting inclusion of their Shelf Securities in such Shelf Underwriting, and among such other Holders on a pro rata basis based on the total number of Shelf Securities then held by each such other Participating Holder (the defined term "Participating Holder" shall be construed for purposes of this
      Section 2.2(c)(v) in the same manner as the term "Holder" is construed in the last sentence of Section 2.2(b)).


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            (d) Maximum Number of Demand Registrations. Except as set forth below, the Company shall be obligated to effect only four (4) such registrations pursuant to Section 2.2(a), each of which may be a Shelf Registration. A Registration shall be effected for purposes of this Section 2.2(d) when and if a registration statement is declared effective by the SEC and the distribution of securities thereunder has been completed without the occurrence of any stop order or proceeding relating thereto suspending the effectiveness of the Registration. Notwithstanding the foregoing sentences, there shall be no limit to the number of registrations on Form S-3 that may be requested and obtained by First Reserve, other than demands for Shelf Registrations (each of which shall count against the four demand registration limit).

            (e) Deferral. Notwithstanding the foregoing, if the Company shall furnish to First Reserve a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of First Reserve; provided that the Company may not utilize this right more than once in any twelve (12) month period.

            (f) Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.2, including, but not limited to, all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company, and fees and expenses of one counsel for the Holders (selected by First Reserve) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of Registrable Securities sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section
2.2 if the registration request is subsequently withdrawn at the request of First Reserve, unless First Reserve agrees that such registration constitutes the use by it of one (1) demand registration pursuant to this Section 2.2; provided that if at the time of such withdrawal, First Reserve has learned of a material adverse change in the condition, business, or prospects of the Company not known to First Reserve at the time of its request for such registration and has withdrawn its request for registration with reasonable promptness after learning of such material adverse change, then the Company shall be required to pay all such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.2.

      2.3   Piggyback Registrations.

            (a) Notices. The Company shall promptly notify all Holders in writing (a "Piggyback Notice", which may also constitute the Request Notice required under Section 2.2(a)), prior to filing any registration statement under the Securities Act for purposes of effecting an offering of securities of the Company (including, but not limited to, registration statements relating to the initial or secondary public offerings of securities

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of the Company, whether pursuant to Section 2.2 or otherwise, but excluding registration statements relating to any employee benefit plan or a corporate reorganization). Subject to Section 2.3(b), the Company will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) days after receipt of the Piggyback Notice so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any such registration statement, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Agreement.

            (b) Underwriting. If a registration statement referred to in the Piggyback Notice is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder to include Registrable Securities in such a Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting as provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the Board, after having consulted with the managing underwriter(s), determines in good faith that the Company should impose a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the Company may exclude shares of the Registrable Securities from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated as set forth in Section 2.2, or, if the underwriting is not pursuant to Section 2.2, shall be allocated first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. The defined term "Holder" shall be construed for purposes of this
Section 2.3(b) in the same manner as set forth in the last sentence of Section 2.2(b)).

            (c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Holders (selected by First Reserve, or, if First

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Reserve is not participating in such offering, selected with the consent of
First Reserve by participating Holders holding a majority of Registrable Securities being registered), and fees and disbursements of counsel for the Company, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder's proportionate share (based on the total number of Registrable Securities sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders.

            (d) Not Demand Registration. Registration pursuant to this Section
2.3 shall not be deemed to be a demand registration as described in Section 2.2, unless First Reserve specifically elects otherwise in writing. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

            (e) Withdrawal Right. Notwithstanding any provision contained in this Section 2.3 to the contrary, the Company shall have the right to terminate or withdraw any registration statement initiated by it (other than in response to a Holder Notice under Section 2.2) prior to the effectiveness of such registration statement whether or not any Holder has elected to include his Registrable Securities in such registration statement.

            (f) Shelf Registrations. In the event the registration commenced by the Company pursuant to this Section 2.3 was not commenced pursuant to a Demand Notice and is a Shelf Registration (any such Shelf Registration, a "Company Shelf Registration"): (i) the Company and any Holders requesting inclusion of their Registrable Securities in such registration pursuant to Section 2.3(a) shall comply with the provisions of Section 2.2(c); (ii) the piggy-back rights of the Holders and the other provisions of Section 2.3 shall apply to both the Company Shelf Registration and any Shelf Underwriting initiated from time to time by the Company or First Reserve to distribute some or all of the Registrable Securities included in a Company Shelf Registration; and (iii) for purposes of Section 2.3, any such Shelf Underwriting shall be deemed to be a registration for an underwritten offering commenced by the Company pursuant to
Section 2.3; provided that (A) the piggy-back rights with respect to a Shelf Underwriting shall not apply to all Holders, but shall be limited to the applicable Shelf Holders that have elected to participate in a Company Shelf Registration; and (B) each Shelf Holder may only attempt to include in the Shelf Underwriting the Shelf Securities beneficially owned by such Shelf Holder (and may not include in the Shelf Underwriting any Registrable Securities that are not Shelf Securities). Notwithstanding anything contained in Section 2.2(c), the Company (along with First Reserve) shall have the right to initiate a Shelf Underwriting to distribute Registrable Securities included in a Company Shelf Registration, and the Company shall be deemed a Shelf Holder for purposes of any Shelf Underwriting initiated by First Reserve with respect to Registrable Securities included in the Company Shelf Registration.

      2.4 Lock-ups. With respect to any underwritten offering in which the Company or First Reserve is selling securities pursuant to Section 2.2 or 2.3 (including, but not limited to, the Company's initial public offering and any Shelf Underwriting), beginning on (a) the effective date of a registration statement filed by the Company pursuant to Section 2.2 or 2.3 (in the case of a registration statement other than a Shelf Registration) or (b) the date of the underwriting agreement executed in connection with a Shelf Underwriting (each an "Effective Date"), other than as provided in the last sentence of this Section 2.4, each Stockholder and Optionholder, whether or not such Person is participating in such offering, and the Company each agree to not (i) effect any issuance, sale, transfer, assignment, pledge, conveyance (including, without limitation, taking any short position in), or repurchase of Common Stock (or any securities of the Company exchangeable or convertible into Common Stock) for a period of 90 days after the Effective Date (the "Lock-up Period") or such longer time (not to exceed an additional 90 days) as requested by the underwriters for such offering and agreed to by First Reserve in its sole discretion; and (ii) the Company agrees to not file with the SEC any other registration statement, or any supplement or amendment to a previously filed shelf registration statement, from the Effective Date until the later of the expiration of the Lock-up Period or the completion of the period of distribution of any underwritten offering. Each Stockholder and Optionholder and the Company agree to enter into customary lock-up agreements with an underwriter consistent with the terms of this Section
2.4. The restrictions in this Section 2.4 shall not prevent the Company from filing with the SEC registration statements relating to any employee benefit plan, corporate reorganization, or issuance of debt that is not convertible into equity, and shall not apply to (X) the Registrable Securities to be sold under any underwritten offering contemplated by Section 2.2 or 2.3; (Y) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the Effective Date; or (Z) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company existing as of the Effective Date.

      2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

            (a) Registration Statement. Subject to the provisions of Section 2.2(e), prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep any such registration statement (including any Shelf Registration) effective for so long as required by the Securities Act to complete the distribution, provided however that in no event shall the Company be required to keep a registration statement effective for greater than two years.

            (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

            (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including indemnification provisions), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In addition, the Company shall promptly notify each Holder and each underwriter, broker, dealer and placement agent participating in any offering or sale or other distribution of securities covered by such registration statement of the issuance or threatened issuance of any order suspending the registration or qualification of any Registrable Securities covered by such registration statement for disposition in any jurisdiction; use its commercially reasonable efforts to prevent the issuance of any such threatened order and, if any such order is issued, use its commercially reasonable efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify each Holder and each such underwriter, broker, dealer and placement agent of any lifting or withdrawal.

            (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities (but only if such Holder is First Reserve or an FRC Affiliate) or of any underwriter in connection herewith, on the date or dates requested by such Holder (but only if such Holder is First Reserve or an FRC Affiliate), (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to First Reserve or an FRC Affiliate requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            (h) Road Shows. To the extent reasonably requested by First Reserve, cause the appropriate members of the management and employees of the Company to participate in meetings, diligence sessions, and road shows.


            (i) Maintenance of Listed Status. Following its initial public offering, the Company shall use its best efforts to (i) cause all Registrable Securities to be listed on the securities exchange or automated quotation system on which the Company's Common Stock is initially listed; and (ii) to maintain its status as a listed company on such exchange or quotation system. In the event the Company should be de-listed from such exchange or quotation system, the Company shall use its best efforts to regain its status as a listed company on such exchange or quotation system as promptly as is reasonably possible.

            (j) Additional Actions. Take all other actions which are reasonably necessary or which may be reasonably requested by First Reserve or any underwriter, broker, dealer or placement agent participating in any offering or sale or other distribution of securities covered by such registration statement to effect the registration and qualification of the Registrable Securities covered by such registration statement and to facilitate the disposition thereof in accordance with the respective plans of distribution of the selling Holders.

      2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2 or 2.3:

            (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners, officers and directors of each such Holder, any underwriter (as determined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a
            material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a
            material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  (iii) any violation or alleged violation by the Company of the
            Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of any such person.

            (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder concerning such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

            (c) Notice. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.6.

            (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and the furnishing of such Final Prospectus as so required would have eliminated liabilities under the Securities Act or the Exchange Act.

            (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation, and (C) in determining relative fault, due consideration shall be given to the source of any written information furnished by a Holder concerning such Holder expressly for use in connection with such registration

            (f) Survival. The obligations of the Company and Holders under this
Section 2.6 shall survive until the earlier of (i) the one year anniversary of the expiration of all applicable statutes of limitation or extensions of such statutes or (ii) the termination of First Reserve Fund IX, L.P. or First Reserve Fund X, L.P. (whichever is later).

      2.7 Furnish Information. The selling Holders, as a condition to their participation in any registration or offering contemplated by this Section 2, agree to furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably requested by the Company or otherwise required to timely effect the Registration of their Registrable Securities.

      2.8 Rule 144 Reporting; S-3 Eligibility. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of "Restricted Securities" (used herein as defined in Rule 144 under the Securities Act) to the public without registration, and to be eligible to use Form S-3, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Exchange Act;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

            (c) so long as any Holders own any Restricted Securities, to furnish to such holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such holder of the Registrable Securities may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any such securities without registration.

      2.9 Impact of Merger. In the event the Company merges with or into another entity or undergoes a similar transaction, the terms of this Section 2 shall apply to any equity received by the Holders in connection with the merger or similar transaction in exchange for the Common Stock or other Registrable Securities held by such Holders immediately prior to the consummation of the merger or similar transaction.

      2.10 Termination of Registration Rights. Other than any Holder that is an FRC Affiliate, no Holder shall have any rights under Sections 2.2 or 2.3 with respect to any Registrable Securities held by such Holder if, in the reasonable opinion of counsel to the Company, addressed to such Holder, all such Registrable Securities then held by such Holder could be sold under Rule 144 promulgated under the Securities Act in a single transaction.

3.    SALES BY STOCKHOLDERS.

      3.1   General Restrictions and Notification Requirements.

            (a) Restrictions on Transfers. No Stockholder shall sell, transfer, assign, pledge, convey, encumber, gift, or otherwise dispose, whether directly, indirectly, by merger, operation of law, transfer of any ownership interest in such Stockholder or its beneficial owners or otherwise (collectively, "Transfer") any shares of Common Stock now held or hereafter acquired without the consent of the Board, except for Permitted Transfers (as defined in Section 3.6) and Transfers in accordance with the applicable procedures of this Section
3. In addition to the foregoing restrictions, except for Permitted Transfers, no Management Stockholder shall Transfer any Common Stock prior to October 31, 2009 without the consent of the Board. Any Transfer or attempted Transfer of Common Stock in violation of this Section 3 shall be null and void and without effect, and the Company shall not record any such purported Transfer on its books or treat any transferee of Common Stock involved in such purported Transfer as the owner of such Common Stock.

            (b) Notice of Sales. Except for Permitted Transfers and Compelled Transfers (as defined in Section 3.5), if any Stockholder (the "Seller") proposes to Transfer any Common Stock, then the Seller shall promptly give written notice (the "Sale Notice") to the Company and the other Stockholders at least thirty (30) days prior to the proposed closing of such sale or transfer. In addition to any requirements of Section 3.2, the Sale Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Common Stock to be sold or transferred, the nature of the Transfer, the consideration to be paid, the proposed closing date, and, if known, the name and address of each prospective purchaser or transferee.

      3.2 Right of First Refusal. If at any time a Seller (other than First Reserve) receives a bona fide offer from any person (an "Offering Party") to purchase shares of Common Stock or any interest therein held by such Seller (a "Purchase Offer") that such Seller wishes to accept, the Seller shall cause such Purchase Offer to be reduced to writing and a true copy shall be attached to the Sale Notice. In such an event, the Sale Notice shall contain an irrevocable offer to sell such Common Stock to the Company and First Reserve at a purchase price equal to the price contained in, and on the same terms and conditions of, the Purchase Offer; provided that the Company or First Reserve may pay cash to the Seller in an amount equal to the then-current fair market value of any portion of such offer constituting non-cash consideration offered by the Offering Party in the Purchase Offer. At any time within ten (10) days after the date of receipt by the Company of the Sale Notice, the Company may elect to purchase all or any portion of the Common Stock covered by the Purchase Offer at the same price and on the same terms and conditions as the Purchase Offer, and at any time prior to the latest date specified for closing in the Purchase Offer. If at the end of such ten (10) day period the Company has not elected to purchase all Common Stock covered by such Purchase Offer, the Seller shall redeliver the Sale Notice to all other Stockholders along with a statement as to the number of shares of Common Stock to be purchased by the Company (if any). Within ten (10) days after receipt by First Reserve of such redistributed Sale Notice, First Reserve, by providing notice to the Seller, may elect to purchase all or part of any remaining Common Stock covered by the Purchase Offer at the same price and on the same terms and conditions as the Purchase Offer, at any time within the latest date specified for closing in the Purchase Offer. This
Section 3.2 shall not apply to any Permitted Transfer or to a Transfer pursuant to Section 3.5.

      3.3 Co-Sale Right. If (a) a Seller other than First Reserve has received a Purchase Offer and not all of the Common Stock covered by such Purchase Offer has been purchased pursuant to Section 3.2, or (b) if First Reserve wishes to Transfer Common Stock other than a Transfer to any FRC Affiliate or a Transfer resulting in an exercise by First Reserve of the Compelled Transfer rights set forth in Section 3.5, then the Seller or First Reserve, as the case may be, shall deliver the Sale Notice (the "Final Notice") to the other Stockholders. If the Final Notice is sent by a Seller other than First Reserve, it shall include a statement as to the number of shares of Common Stock to be purchased pursuant to Section 3.2 (if any). Subject to the terms and conditions of this Section 3.3, the Stockholders who are not Sellers (the "Co-Sale Stockholders") shall each have the right, exercisable upon written notice to the Seller within ten
(10) days after receipt of the Final Notice, to participate in such sale of Common Stock on the same terms and conditions as set forth in the Final Notice, up to the total number of shares of Common Stock for each Co-Sale Stockholder equal to the product of (a) the total number of shares included in the Final Notice; multiplied by (b) a quotient found by dividing the total number of shares owned by such Co-Sale Stockholder by the total number of shares owned by the Seller, such Co-Sale Stockholder, and all other Co-Sale Stockholders that are participating in the sale of Stock pursuant to this Section 3.3. To the extent any Co-Sale Stockholders exercise such right of participation (each such Co-Sale Stockholder, a "Participating Stockholder"), the number of shares of Common Stock that the Seller may sell in the transaction shall be correspondingly reduced by the aggregate number of shares included in the transaction by all Participating Stockholders. Each Participating Stockholder shall effect its participation in the sale by promptly delivering to Seller for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock which such Participating Stockholder elects to sell. The Seller will use his, her, or its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in the contemplated transfer and will not transfer any Common Stock to the prospective transferee(s) if such transferee(s) refuses to allow the sale to the Participating Stockholders, or refuses to become a party to this Agreement. This
Section 3.3 shall not apply to any Permitted Transfer or to a Transfer covered by Section 3.5.

      3.4 Further Sales. To the extent the Company, First Reserve and the Co-Sale Stockholders do not exercise their rights under Sections 3.2 or 3.3 with respect to the sale of Common Stock subject to the Notice or the Final Notice, the Seller may, not later than sixty (60) days following delivery to the Company and the Stockholders of the Final Notice, conclude a transfer of the Common Stock covered by the Final Notice on terms and conditions equal to those described in the Final Notice. Any proposed transfer on terms and conditions other than those described in the Final Notice or any proposed transfer of any Common Stock by the Seller after such sixty day period shall again be subject to the co-sale rights and first refusal rights of the Stockholders and shall require compliance by the Seller with the procedures described in this Section
3. Notwithstanding the foregoing, no transfer of the Common Stock shall be effective unless such transferee agrees to be bound by the terms of this Agreement as a Stockholder.

      3.5 Rights to Compel Transfer.


            (a) If First Reserve or any FRC Affiliate propose to make a Transfer to any person or entity who is not an FRC Affiliate immediately prior to such Transfer, then First Reserve shall have the right, exercisable as set forth below, to require each of the other Stockholders and each of the Optionholders (the "Remaining Stockholders") to Transfer an equivalent pro-rata portion of the Common Stock and any securities convertible or exercisable into Common Stock (the "Stock Rights") then owned by such Remaining Stockholders (such pro-rata portion, the "Transfer Stock") to the proposed transferee (the "Acquirer") for the same consideration per share as is being paid to First Reserve and on the same terms as are applicable to First Reserve (the "Compelled Transfer"). If the Remaining Stockholders are compelled to Transfer shares under this Section 3.5 in connection with a merger, consolidation or reorganization of the Company, the Remaining Stockholders agree to vote all Common Stock and Stock Rights in favor of approving such merger, consolidation or reorganization and, to the extent requested by First Reserve, become a party to any applicable agreement of merger, consolidation or reorganization; provided that any liabilities or obligations of the Stockholders and Optionholders under such agreement shall be several, and not joint or joint and several, and shall be borne pro rata by First Reserve and the Remaining Stockholders in relation to the Common Stock and Stock Rights then owned by them and shall be limited to an amount no greater than the amount of proceeds received by such Remaining Stockholder. The purchase price for each vested Stock Right in any such Transfer shall equal the "spread" between the exercise price for such vested Stock Right and the purchase price per share of Common Stock. The terms and conditions other than the consideration to be received by the Remaining Stockholders for Common Stock and vested Stock Rights sold pursuant to this Section 3.5 shall be as set forth in the applicable purchase agreement between First Reserve and the Acquirer, merger agreement to which the Company is a party, or other agreement effecting such Transfer. Upon the consummation of any such Transfer and subject to the terms of any agreements related to such Stock Rights, any unvested Stock Rights shall automatically be terminated and any transaction involving such unvested Stock Rights shall be void and of no effect. In addition, if the Company proposes to sell all or a substantial portion of its assets in a transaction consented to by First Reserve and such transaction is submitted to the Stockholders for approval, each

Stockholder agrees to vote all Common Stock and Stock Rights in favor of such transaction.

            (b) First Reserve shall cause the terms of the Compelled Transfer to be reduced to writing and shall provide a written notice (the "Compelled Transfer Notice") of such Compelled Transfer to the Remaining Stockholders. The Compelled Transfer Notice shall contain written notice of the exercise by First Reserve of its rights pursuant to Section 3.5(a), setting forth the consideration to be paid by the Acquirer for each type of Common Stock and Stock Right and the other terms and conditions of the Compelled Transfer. Within fifteen (15) days following the date of receipt of the Compelled Transfer Notice, each of the Remaining Stockholders shall deliver to First Reserve certificates representing the Common Stock and instruments representing Stock Rights owned by such Remaining Stockholder and any requested proxies, duly endorsed, together with all other documents required to be executed in connection with such Compelled Transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such certificates pursuant to this Section 3.5(b) at the closing for such Compelled Transfer against delivery to such Remaining Stockholder of the consideration therefore. Such certificates shall be held by First Reserve in escrow for the benefit of the appropriate Remaining Stockholder. In the event that a Remaining Stockholder should fail to deliver such certificates as aforesaid and the Compelled Transfer is consummated, (i) the Company shall cause the books and records of the Company to show that such Common Stock and Stock Rights are bound by the provisions of this Section 3.5(b) and that such Common Stock and Stock Rights shall be transferred only to the Acquirer (on the terms of the Compelled Transfer) upon surrender for Transfer by the Remaining Stockholder thereof; (ii) the Company shall be entitled to withhold funds payable to the Remaining Stockholder with respect to such Common Stock and Stock Rights until such time as they are surrendered; and (iii) notwithstanding Section 5.2, any and all rights of such Remaining Stockholder under this Agreement may be amended or terminated without the consent of such Remaining Stockholder.

            (c) If, within 180 days (or such longer period not exceeding 210 days as may be necessary to comply with any applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or to obtain other required regulatory approval) after First Reserve gives the Compelled Sale Transfer Notice, it has not completed the sale of all the Transfer Stock, First Reserve shall return to each of the Remaining Stockholders all certificates representing Common Stock and Stock Rights that such Remaining Stockholders delivered for sale pursuant hereto, and all the restrictions on sale or other disposition contained in this Agreement with respect to such Common Stock and Stock Rights and the Common Stock owned by First Reserve shall again be in effect.

            (d) Upon the consummation of the Compelled Transfer, First Reserve shall give notice thereof to the Remaining Stockholders, and shall (or shall cause the Acquirer to) remit to each of the Remaining Stockholders a net amount with respect to the Common Stock and Stock Rights of such Remaining Stockholders sold pursuant thereto, after deducting of a pro rata portion of any out-of-pocket fees and expenses (including attorney fees) incurred by First Reserve in connection with the Compelled

Transfer, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Remaining Stockholders.

      3.6 Permitted Transfers. The following shall be considered "Permitted Transfers," and not subject to the restrictions of this Section 3: (a) Transfers approved in advance by the Board; (b) Transfers by any FRC Affiliate to any other FRC Affiliate or to the partners of First Reserve; (c) Transfers by a Management Stockholder to another Management Stockholder, to First Reserve or any FRC Affiliate or by an Investor to an Affiliate of such Investor, in each case with the prior approval of the Board, which shall not be unreasonably withheld; (d) Transfers by a Stockholder for bona fide estate planning purposes with the consent of the Board, which shall not be unreasonably withheld; (e) Transfers by will or by intestate succession; or (f) any Transfer made in connection with a registered offering under, or a sale pursuant to Rule 144 promulgated under, the Securities Act. Notwithstanding the foregoing, no Transfer prior to an initial public offering pursuant to items (a) - (e) of this
Section 3.6 shall be consummated unless and until the proposed transferee agrees in writing to become a party to and be bound by the provisions of this Agreement as a Stockholder (such writing, a "Joinder Agreement"). Upon consummation of any Permitted Transfer, the transferring Stockholder shall send to the Company and all other Stockholders a notice of the Permitted Transfer, indicating the number of shares of Stock transferred, the date of the transfer, and the names and addresses of the transferees, along with a copy of the Joinder Agreement (other than with respect to any transfers made pursuant to item (f), for which no Joinder Agreement is required from the Transferee(s)).

      3.7 Effect of Initial Public Offering or Change in Control. The provisions of Sections 3.1, 3.2, 3.3, 3.5 and Section 4 shall cease to apply following an initial public offering of the Common Stock. The provisions of Section 3.1 and
Section 4 shall cease to apply following a Change in Control. For these purposes a Change in Control means (a) a transaction or series of related transactions in which any Person acquires voting equity interests in the Company representing 50% of more of the voting power of the voting equity interests (other than FRC Affiliates or Affiliates of the Company); (b) any merger, consolidation, amalgamation, recapitalization or similar transaction of the Company that results in any Person other than FRC Affiliates or Affiliates of the Company acquiring more than 50% of the voting power of the Company or its successor in such merger, consolidation, amalgamation, recapitalization or similar transaction; or (c) a transaction or series of related transactions involving the sale, transfer or other disposition of all of the assets of the Company and its subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, FRC Affiliates or Affiliates of the Company.

4.    REPURCHASE OF SHARES.


      4.1 Optional Repurchase Upon Termination of Employment or Consultancy. Each Management Stockholder agrees that the Company shall have the right (but not the obligation) to repurchase all or part of the Common Stock and vested Stock Rights of the Company held by such Management Stockholder (the "Repurchase Shares") at the

Repurchase Price (as such term is defined below in Section 4.2) upon the termination of the employment or consulting relationship of such Management Stockholder (a "Terminated Stockholder") prior to an Initial Public Offering under the following circumstances:

            (a) a termination by the Company or the Subsidiary that employs the Terminated Stockholder at any time "for cause;" or

            (b) the voluntarily resignation of the Terminated Stockholder other than a termination for "good reason" (but only if such Terminated Stockholder is party to an effective employment or consulting agreement with the Company or one of its Subsidiaries that provides for "good reason" termination by such Terminated Stockholder); or

            (c) death, disability, a termination by the Company or the Subsidiary that employs the Terminated Stockholder other than "for cause" or a voluntary resignation of the Terminated Stockholder for "good reason" (but only if such Terminated Stockholder is party to an effective employment or consulting agreement with the Company or one of its Subsidiaries that provides for "good reason" termination by such Terminated Stockholder).

      4.2 Definitions. For purposes of this Section 4, the following definitions apply:

            (a) The term "Repurchase Price" shall be defined as the fair market value of the Repurchase Shares, as determined in the good faith judgment of the Board. The fair market value shall be determined using the same method of valuation that First Reserve uses for purposes of reporting to its limited partners. "Fair market value" shall be determined with a discount of 25% applied to Repurchase Shares representing a minority ownership position (and without any discount attributable to lack of liquidity of the Repurchase Shares), unless such determination is made in connection with a valuation under Section 4.1(c), or after 15 years from the date of this Agreement, under Section 4.1(b). The Board shall determine the fair market value of the Repurchase Shares as of the last day of the month in which the employment of the Terminated Stockholder is terminated. Vested Stock Rights (including unvested Stock Rights that become vested as a result of such termination) shall be valued as set forth in this
Section 4.2(a); and

            (b) The term "for cause" shall mean any termination resulting from:
(i) the Terminated Stockholder's continued failure to follow reasonable directions of the Board for a period of ten days after the Board has provided written notice to such employee specifying such directions, (ii) the Terminated Stockholder's conviction of, or the entering by such employee of a plea of guilty or nolo contendere to, a felony charge or crime involving moral turpitude, (iii) the Terminated Stockholder engaging in fraudulent or criminal activity (whether or not prosecuted) against the Company or any subsidiary or affiliate of the Company, (iv) any misconduct by the Terminated Stockholder that has caused or is reasonably likely to cause a material financial loss to the Company, (v) a material violation of any provisions of any agreement between the Terminated Stockholder and the Company or an affiliate or subsidiary of the Company, including any employment/consulting agreement or the Company's employee manual or code of conduct, (vi) receipt by the Terminated Stockholder of any kickback or rebate of any fee or expense paid by the Company, (vii) the use of illegal drugs, the persistent excessive use of alcohol or engaging in any other activity that materially impairs the Terminated Stockholder's ability to perform his duties hereunder or results in conduct that could bring the Company or any of its subsidiaries or affiliates into substantial public disgrace or disrepute,
(viii) excessive absenteeism by the Terminated Stockholder not related to permanent disability, or (ix) any dishonesty by the Terminated Stockholder to the Company or an affiliate or subsidiary of the Company. The term "disability" shall mean a long-term disability within the meaning of the company-sponsored long-term disability insurance program then applicable to the Terminated Stockholder (or in the absence of such program, as determined by the Board in good faith). Notwithstanding the foregoing definitions, the term "for cause" or "disability" shall instead be defined as set forth in any management, employment or consulting agreement, as the case may be, between the Company or one of its Subsidiaries and the Terminated Stockholder, as shall "good reason" (where applicable).

            (c) Procedure for Repurchase. In the event the Company elects to purchase the Repurchase Shares, the Company shall deliver written notice of such intention to the Terminated Stockholder on or prior to the last day of the third full calendar month following the month in which the employment/consultant relationship of the Terminated Stockholder was terminated (the "Notice of Repurchase"). Upon delivery of the Notice of Repurchase, the Terminated Stockholder shall promptly transfer and deliver to the Company the number of Repurchase Shares specified in the Notice of Repurchase, and the Company shall pay the Repurchase Price for such Repurchase Shares in cash or immediately available funds within ten (10) days of delivery of the Repurchase Shares. The purchase of the Repurchase Shares shall be deemed to have occurred upon delivery of the Repurchase Price, notwithstanding any failure by the Terminated Stockholder to deliver share certificates representing the Repurchase Shares or any dispute regarding the Repurchase Price.

      4.3 Disputes as to Repurchase Price. (a) Any dispute regarding the price to be paid for the Repurchase Shares shall be resolved in the manner set forth in Section 4.3(b). In the event of any such dispute, pending its resolution, the Terminated Stockholder will irrevocably transfer the Repurchase Shares to the Company as set forth in Section 4.2(b) and the Company shall pay the Repurchase Price for the Repurchase Shares (as determined by the Board) within ten (10) business days of the Notice of Repurchase. The Company shall pay the difference, if any, between the Repurchase Price determined by the Board and the Repurchase Price determined by the procedures outlined in Section 4.3(b) upon a final determination of the Repurchase Price, together with interest on any such difference at the "prime lending rate" charged by the Company's primary commercial lender.

            (b) Should any Terminated Stockholder (the "Challenging Stockholder") desire to challenge the determination by the Board as to Repurchase Price, such Challenging Stockholder may, within five (5) days of receiving such notification from the Company of the Repurchase Price, notify the Company that such Stockholder wishes to challenge said determination, which notice shall include the valuation asserted by the Challenging Stockholder, and retain Morgan Stanley & Co., or such other investment banking firm selected by the Challenging Stockholder and approved by the Board in its sole discretion, to determine the Repurchase Price. The investment bank selected shall be empowered solely to chose between the Repurchase Price determined by the Board and the Repurchase Price asserted by the Challenging Stockholder. The decision of said investment bank shall be delivered in writing to the Board not more than fourteen (14) days after its retention. The cost and expense of the investment bank shall be paid by the Company if the Board's Repurchase Price is not chosen by such investment bank, and shall be paid by the Challenging Stockholder if the Board's Repurchase Price is so chosen. Failure of a Stockholder to exercise its right to challenge a valuation shall be deemed to be an acceptance of the Board's Repurchase Price.

      4.4 Unvested Stock Rights. Any unvested Stock Right shall not be repurchased pursuant to this Section 4 and, except as otherwise provided in the agreement or instrument pursuant to which such Stock Right was granted, shall terminate upon termination of Employment.

5.    ASSIGNMENT, AMENDMENT AND TERMINATION.


      5.1 Assignment. Notwithstanding anything herein to the contrary:

            (a) Registration Rights. The registration rights of First Reserve under Section 2 of this Agreement may be assigned in connection with any Transfers made by First Reserve; provided that no party may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned and (ii) any such assignee shall have agreed to be subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

            (b) Voting Rights. The voting rights under Section 1 of this Agreement may be assigned by First Reserve to another FRC Affiliate.

            (c) Repurchase Rights. The Company may assign its rights under
Section 4 to First Reserve or another FRC Affiliate.

      5.2 Amendment of Rights; Termination.

            (a) Amendment. Subject to Section 7.10, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Stockholders holding not less than a majority of the outstanding shares of Common Stock held by Stockholders. Notwithstanding the foregoing, but subject to Section 3.5(b), no provision of this Agreement may be amended or waived if a particular Stockholder (or discrete group of Stockholders) would be materially and disproportionately (vis a vis other Stockholders) prejudiced thereby, unless such Stockholder (or a majority of shares of such group of Stockholders) consents in writing to such amendment or waiver; provided that the addition of any Investor or Management Stockholder as a Stockholder and the amendment of this Agreement in connection therewith shall not be deemed to materially prejudice any Investor or Management Stockholder or group of Investors or Management Stockholders so long as any such amendments do not provide (i) any such new Investor with any rights or privileges under this Agreement other than rights which are on parity with or subordinate to those of First Reserve or any other Investor contained in this Agreement as of the date hereof, notwithstanding the fact such rights may be senior to those of Management Stockholders; or (ii) any such new Management Stockholders with any rights or privileges under this Agreement other than rights which are on parity with or subordinate to those of Management Stockholders contained in this Agreement as of the date hereof. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon the Stockholders, each Holder, each permitted successor or assignee of such Stockholder or Holder and the Company; provided that subject to Section 3.5(b), the rights under Section 2 shall terminate only as set forth in Section 2.

            (b) Termination. This Agreement may be terminated (i) with the written consent of Stockholders holding not less than a majority of the outstanding shares of Common Stock held by Stockholders; provided that if such termination is in connection with any transaction which would have resulted in a Management Stockholder having rights under Sections 2.3 or 3.3, or First Reserve having rights under Sections 3.2 or 3.5, the Management Stockholders or First Reserve, notwithstanding the termination, shall be entitled to exercise any rights provided to them under such Sections; or (ii) with the consent of a majority of the outstanding shares of Common Stock held by Investors, and a majority of the outstanding shares of Common Stock held by Management Stockholders, voting separately as a class.

6.    LEGEND.

      Prior to an initial public offering, each certificate representing shares of capital stock of the Company now or hereafter owned by a Stockholder shall be endorsed with the following legend:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY

      PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

      THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDER AGREEMENT BY AND BETWEEN, THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

7.    GENERAL PROVISIONS.


      7.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the parties as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

      To First Reserve:

      First Reserve Fund IX, L.P.
      c/o First Reserve Corporation
      600 Travis, Suite 6000
      Houston, TX 77002
      Attn: J. Hardy Murchison
      Fax:  (713) 437-5149

      With a copy to:

      First Reserve Corporation
      One Lafayette Place
      Greenwich, CT 06830
      Attn:  Thomas R. Denison
      Fax Number:  (203) 661-6729

      To the Company:

      Dresser-Rand Group Inc.
      c/o First Reserve Corporation
      One Lafayette Place
      Greenwich, CT 06830
      Attn:  Thomas R. Denison
      Fax Number:  (203) 661-6729

      With a copy to:

      Debevoise & Plimpton LLP
      919 Third Avenue
      New York, New York  10022
      Attention:  David P. Mason, Esq.
      Facsimile No.:  (212) 909-6836

      And to:

      Dresser-Rand Group Inc.
      Paul Clark Drive
      Olean, New York 14760
      Attention: General Counsel

      To any of the Management Stockholders:

      To their address of record on the books of the Company

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.1 by giving the other parties written notice of the new address in the manner set forth above.

      7.2 Effective Date; Entire Agreement; Interpretation; Termination of Prior Agreements. This Amended and Restated Stockholder Agreement shall become effective upon the consummation of the Company's first underwritten public offering of Common Stock pursuant to Registration Statement No. 333-124963 filed under the Securities Act. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof (other than any additional restrictions on transfer and repurchase rights contained in subscription or restricted stock agreements, employment/consulting agreements or stock option agreements between the Company and the Management Stockholders) and, once effective, shall supersede the Original Stockholders Agreement and any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter of this Agreement

      7.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law.

      7.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      7.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

      7.6 Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

      7.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

      7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures to this Agreement shall be valid for all purposes.

      7.9 Voting to Effectuate Agreement. Each Stockholder party to this Agreement agrees to vote his, her or its shares of capital stock consistent with the terms and conditions of this Agreement. In the event of any inconsistency between this Agreement and the Certificate of Incorporation or Bylaws of the Company, the provisions of this Agreement shall control, and each Stockholder of the Company shall vote his, her or its capital stock in such manner as to effectuate any and all amendments to the Certificate of Incorporation or Bylaws that may be necessary in order to bring the Certificate of Incorporation and Bylaws in conformity with the provisions of this Agreement. The vote of any Stockholder of the Company in violation of the provisions of this Agreement shall be void and shall be ignored by the Company. In connection therewith, each Stockholder hereby grants an irrevocable proxy with full power of substitution to Mark McComiskey or Kenneth W. Moore for purposes of voting all shares of capital stock subject to this Agreement at any meeting of stockholders or in any action by written consent of stockholders in any manner necessary to give effect to the provisions of this Agreement, it being acknowledged that such proxy is coupled with an interest under this Agreement.

      7.10 New Stockholders to Become Parties. Prior to an initial public offering of the Common Stock, the Company shall cause each new stockholder of the Company (including any Permitted Transferee) to become a party to this Agreement as a "Stockholder" by executing a counterpart to this Agreement or a written instrument agreeing to be bound by the provisions hereof and will designate such party as an "Investor" or a "Management Stockholder," as the case may be. Prior to an initial public offering of the Common Stock, the Company shall also cause any person that is granted stock options by the Company (an "Optionholder") but who is not already a Stockholder at the time of such grant to become a party to this Agreement by executing a counterpart to this Agreement or a written instrument agreeing to be bound by the provisions hereof. Each such Optionholder shall become a Stockholder under this Agreement upon the exercise of any options, and at such time, the Company shall make the Investor/Management Stockholder designation described in this Section 7.10 with respect to such party. Prior to becoming a Stockholder, each Optionholder will have no rights under this Agreement other than those specifically set forth in this Agreement.

      7.11 Arbitration. Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this section, may at the election of any party, be solely and finally settled by arbitration conducted in, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and with the Expedited Procedures thereof (collectively, the "Rules"). Each of the parties hereto agrees that such arbitration shall be conducted by a single arbitrator selected in accordance with the Rules; provided that such arbitrator shall be experienced in deciding cases concerning the matter which is the subject of the dispute. Any of the parties may demand arbitration by written notice to the other and to the Arbitrator set forth in this Section 7.11 ("Demand for Arbitration"). Each of the parties agrees that if possible, the award shall be made in writing no more than 30 days following the end of the proceeding. Any award rendered by the arbitrator(s) shall be final and binding and judgment may be entered on it in any court of competent jurisdiction. Each of the parties hereto agrees to treat as confidential the results of any arbitration (including, without limitation, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

      7.12 Jurisdiction. In the absence of an arbitration election pursuant to
Section 7.11, the parties hereby irrevocably submit and consent to the nonexclusive jurisdiction of the State and Federal Courts located in the Borough of Manhattan in The City of New York in the State of New York with respect to any action or proceeding arising out of this Agreement or any matter arising therefrom or relating thereto. In any such action or proceeding, each Stockholder waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to such Stockholder at the address for such Stockholder provided herein, service to be deemed complete seven (7) days after mailing, or as permitted under the rules of either of said Courts.



                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DRESSER-RAND GROUP INC.                  FIRST RESERVE

                                         DRESSER-RAND HOLDINGS, LLC

                                            BY:   FIRST RESERVE GP IX, L.P., AS
                                                  MANAGER

                                                  BY: FIRST RESERVE GP IX, INC.,
                                                      ITS GENERAL PARTNER

By: /S/ Leonard M. Anthony               By: /S/ Thomas R. Denison
    ----------------------------------       ----------------------------------
Name: Leonard M. Anthony                 Name:  Thomas R. Denison
Title: Executive Vice President          Title: Managing Director
       and Chief Financial Officer

                                            BY:   FIRST RESERVE GP X, L.P., AS
                                                  MANAGER

                                                  BY: FIRST RESERVE GP X, INC.,
                                                      ITS GENERAL PARTNER

                                         By: /S/ Thomas R. Denison
                                             ----------------------------------
                                         Name:  Thomas R. Denison
                                         Title: Managing Director

                                         D-R INTERHOLDING, LLC

                                            BY:   THOMAS R. DENISON, AS MANAGER

                                         By: /S/ Thomas R. Denison
                                             ----------------------------------
                                         Name:  Thomas R. Denison
                                         Title: Managing Director




                    [Signature Page to Stockholder Agreement]